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                                                                    Exhibit 1(l)

                     SPOUSE BENEFICIARY DEATH BENEFIT RIDER

RIDER EFFECTIVE DATE: _______________________________

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RIDER SECTION 1.                               GENERAL INFORMATION
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
1.1 WHAT IS OUR AGREEMENT WITH   Our agreement with you includes this rider as a
    YOU?                         part of the contract to which it is attached.
                                 The provisions of the contract apply to this rider unless they conflict with the rider. If there is a conflict, the rider provision will apply.

                                 We promise to provide the death benefit
                                 proceeds described in this rider as long as the contract and this rider are in force and all the terms and conditions of this rider are met.

1.2 WHAT IS THE BENEFIT          This rider provides a death benefit if your
    PROVIDED BY THIS RIDER?      spouse beneficiary (who is named as of the
                                 rider effective date) dies during the
                                 accumulation period provided:

                                      a.)  you are named as both the sole
                                           annuitant and the sole owner;

                                      b.)  your spouse is named as the sole
                                           primary beneficiary;

                                      c.)  your spouse has signed the
                                           application or written request for
                                           this rider; and

                                      d.)  both you and your spouse are less
                                           than age 76 on the rider effective
                                           date.

1.3 WHEN WILL THIS RIDER         This rider will terminate on the earliest of:
    TERMINATE?
                                      a.)  the date death proceeds become
                                           payable due to your death according
                                           to the provisions of the contract to
                                           which this rider is attached;

                                      b.)  the date death proceeds become
                                           payable according to the provisions
                                           of this rider;

                                      c.)  the payout date;

                                      d.)  the date we receive written request
                                           to change your beneficiary;

                                      e.)  the date you surrender your contract;
                                           or

                                      f.)  the date you choose to end this
                                           rider. You may end it by written
                                           request.

                                 If your spouse beneficiary (who is named as of
                                 the rider effective date) ceases to be your
                                 spouse, this rider will terminate as of the
                                 date you notify us. Once this rider terminates,
                                 the charges for it will cease and the benefit
                                 will no longer be available.
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RIDER SECTION 2.                                  RIDER CHARGES
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
2.1 IS THERE A CHARGE FOR THIS   There is an annual charge for this rider. The
    RIDER?                       annual charge is determined by multiplying the
                                 annual percentage charge (shown on the contract data page) by the average monthly contract value for the prior contract year. The average monthly contract value is equal to the sum of each monthly contract value (the contract value as of the same day of the month as the contract issue date) divided by the number of months.

                                 During the accumulation period, this charge
                                 will be deducted pro-rata from your contract
                                 value on each contract anniversary. This charge
                                 will also be deducted upon full surrender of
                                 the contract, termination of this rider,
                                 payment of death proceeds due to your death,
                                 payment of spousal death benefit proceeds, or
                                 the start of payments under an income payout
                                 option, if not on a contract anniversary. The
                                 charge for a partial year will be in proportion
                                 to the number of days since the prior contract
                                 anniversary.
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RIDER SECTION 3.                              DEATH BENEFIT PROCEEDS
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
3.1 WHAT AMOUNT WILL BE          In the event your spouse beneficiary dies, we
    ALLOCATED TO YOUR CONTRACT   will calculate the death benefit proceeds
    IF YOUR SPOUSE BENEFICIARY   according to the terms of the contract and
    DIES?                        compare it to the surrender value as of the
                                 date due proof of death is received. If the death benefit proceeds are greater than your surrender value, the difference will be allocated according to the purchase payment allocation designation on file as of the date due proof of death is received. If the death benefit proceeds are less than your surrender value, no additional amount will be allocated to your contract.

                                 The additional amount, if any, will not
                                 increase surrender charges on your contract.
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CUNA Mutual Life Insurance Company
A Mutual Insurance Company


/s/ Jeff Post
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President